SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CONSULTING GROUP CAPITAL MARKETS FUNDS

(Name of Registrant as Specified In Its Charter)

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Consulting Group Capital Markets Funds (the “Trust”)

Dear Shareholder,

A proxy statement and card(s) regarding the election of six Trustees of the Trust were mailed to you on or about October 17, 2005.

YOUR VOTE IS IMPORTANT TO US. VOTE THE ENCLOSED PROXY CARD TODAY! YOUR PROMPT RESPONSE WILL SAVE THE EXPENSE OF ADDITIONAL MAILINGS.

For more information on the proposal, please refer to the original proxy mailing. Also, please note that the special shareholder meeting set for November 28, 2005 has been adjourned until December 15, 2005.

Sincerely,

R. Jay Gerken

Chief Executive Officer

Consulting Group Capital Markets Funds

Consulting Group Capital Markets Funds (the “Trust”)

Dear Shareholder,

A proxy statement and card(s) regarding the election of six Trustees of the Trust were mailed to you on or about October 17, 2005. In order to facilitate the voting process, the proxy card has been consolidated so that you may fill out one card, regardless of how many funds you hold in your CGCM TRAK account. Enclosed is the new consolidated proxy card that you may use to vote all of your shares. For more information on the proposal, please refer to the original proxy mailing. Also, please note that the special shareholder meeting set for November 28, 2005 has been adjourned until December 15, 2005.

Sincerely,

R. Jay Gerken

Chief Executive Officer

Consulting Group Capital Markets Funds